UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2022

F45 Training Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40590	84-2529722
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue, Building E

Austin, Texas 78704

(Address of Principal Executive Offices)

(737) 787-1955

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2022, the Board of Directors (the “Board”) of F45 Training Holdings Inc. (the “Company”) appointed Ben Coates, an existing member of the Board, as Interim Chief Executive Officer, to serve while the Board conducts a search for a permanent Chief Executive Officer.

On September 20, 2022, the Company entered into an employment agreement with Mr. Coates in connection with his service as the Interim Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides for a term that expires upon the earlier of January 31, 2023 and the date Mr. Coates’ employment with the Company terminates for any reason. As previously disclosed on the Form 8-K dated August 11, 2022, and amended August 17, 2022, Mr. Coates will receive a base salary at a rate of $1,500,000 per annum with (i) $1,000,000 payable in cash and (ii) $500,000 paid in the form of a restricted stock units award that vest in 12 equal installments at the end of each calendar month. The number of shares subject to the restricted stock units award was based on the closing price of the Company’s common stock on August 17, 2022. The Employment Agreement provides that Mr. Coates is eligible to participate in any employee benefits or compensation practices generally available to other executive officers, including paid time off policies.

The Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Coates upon termination of employment prior to January 31, 2023. In the event of Mr. Coates’ termination of employment due to Mr. Coates’ dismissal or discharge other than for cause or by reason of his death or disability, and subject to certain conditions, Mr. Coates will receive a cash severance payment in an amount equal to 50% of his base salary, less any amounts paid by the Company from July 24, 2022 through the date of termination. Upon such termination, Mr. Coates’ unvested stock options, restricted stock, restricted stock units, performance stock units and other equity-based awards that would have become vested based on continued employment through January 31, 2023, will become immediately vested on the date of termination.

Pursuant to the Employment Agreement, Mr. Coates has agreed that during the term of his employment he will not directly or indirectly engage in or become financially interested in any business that is known by Mr. Coates to compete directly with the Company.

The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, by and between Ben Coates and F45 Training Holdings Inc., dated September 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2022	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer